NORTHSTAR GALAXY TRUST RESEARCH ENHANCED INDEX PORTFOLIO
                              SUBADVISORY AGREEMENT

     AGREEMENT made this 30th day of April, 1999 by and between Northstar Investment Management Corporation, a Delaware corporation (hereinafter the "Adviser"), investment adviser for the Northstar Galaxy Trust Research Enhanced Index Portfolio, a series of the Northstar Galaxy Trust (the "Trust"),
(hereinafter the "Portfolio") and J.P. Morgan Investment Management Inc., a Delaware corporation (hereinafter the "Subadviser").

     WHEREAS, the Adviser has been retained by the Trust, an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the " 1940 Act"), to provide investment advisory services to the Portfolio pursuant to an Investment Advisory Agreement dated May 2, 1994 (the "Investment Advisory Agreement"); and

     WHEREAS, the Trustees of the Trust, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, and the Portfolio's shareholders have approved the appointment of the Subadviser to perform certain investment advisory services for the Portfolio pursuant to this Subadvisory Agreement with the Adviser and the Subadviser is willing to perform such services for the Portfolio;

     WHEREAS, the Subadviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     NOW THEREFORE, in consideration of the promises and mutual convenants herein contained, it is agreed between the Adviser and the Subadviser as follows:

     1. APPOINTMENT. The Adviser hereby appoints the Subadviser to perform advisory services to the Portfolio for the periods and on the terms set forth in this Subadvisory Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. DUTIES OF SUBADVISER. The Adviser hereby authorizes Subadviser to manage the investment and reinvestment of cash and investments comprising the assets of the Portfolio with power on behalf of and in the name of the Portfolio at Subadviser's discretion; subject at all times to the supervision of the Adviser and the Trustees of the Trust:

          (a) to direct the purchase, subscription or other acquisition of investments and to direct the sale, redemption, and exchange of investments, subject to the duty to render to the Trustees of the Trust, the Adviser and the Custodian written reports of the composition of the portfolio of the Portfolio as often as the Trustees of the Trust shall reasonably require;

          (b) to make all decisions relating to the manner, method and timing of investment transactions, to select brokers, dealers and other intermediaries by or through whom such transactions will be effected, and to engage such consultants, analysts and experts in connection therewith as may be considered necessary or appropriate;
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          (c) to direct banks, brokers or custodians to disburse funds or assets solely in order to execute investment transactions for the Portfolio, provided that the Subadviser shall have no other authority to direct the transfer of the Portfolio's funds or assets to itself or other persons and shall have no other authority over the disbursement (as opposed to investment decisions) of funds or assets nor any custody of any of the Portfolio's funds or assets; and

          (d) to take all such other actions as may be considered necessary or appropriate to discharge its duties hereunder; PROVIDED THAT any specific or general directions which the Trustees of the Trust, or the Adviser may give to the Subadviser with regard to any of the foregoing powers shall, unless the contrary is expressly stated therein, override the general authority given by this provision to the extent that the Trustees of the Trust may, at any time and from time to time, direct, either generally or to a limited extent and either alone or in concert with the Adviser or the Subadviser (provided that such directions would not cause the Subadviser to violate any fiduciary duties or any laws with regard to the Subadviser's duties and responsibilities), all or any of the same as they shall think fit and, in particular, the Adviser shall have the right to request the Subadviser to place trades through brokers and other agents of the Adviser's choice, subject to the Subadviser's judgment that such brokers or agents will execute such trades on the best overall terms available, taking into consideration factors the Subadviser deems relevant including, without limitation, the price of the security, research or other services which render that broker's services the most appropriate for the Subadviser's needs, the financial condition and dealing and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis; and PROVIDED FURTHER that nothing herein shall be construed as giving the Subadviser power to manage the aforesaid cash and investments in such a manner as would cause the Portfolio to be considered a "dealer" in stocks, securities or commodities for U.S. federal income tax purposes.

     The Adviser shall monitor and review the performance of the Subadviser under this Agreement, including but not limited to the Subadviser's performance of the duties delineated in subparagraphs (a)-(d) of this provision.

     The Subadviser further agrees that, in performing its duties hereunder, it will

          (a) (i)  comply  with  the  1940  Act and all  rules  and  regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, the current Prospectus and Statement of Additional Information for the Portfolio supplied to the Subadviser by the Adviser, and with any applicable procedures adopted by the Trustees in writing supplied to the Subadviser by the Adviser; (ii) manage the
Portfolio  in  accordance  with  the  investment   requirements   for  regulated
investment companies under Subchapter M of the Code and regulations issued thereunder; (iii) direct the placement of orders pursuant to its investment determinations for the Portfolio directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Portfolio's Prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements.
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          (b)  furnish to the  Portfolio  whatever  non-proprietary  reports the
Portfolio may reasonably request with respect to the Portfolio's assets or contemplated strategies. In addition, the Subadviser will keep the Portfolio and the Trustees informed of developments materially affecting the Portfolio's portfolio and shall, on the Subadviser's own initiative, furnish to the Portfolio from time to time whatever information the Subadviser believes appropriate for this purpose;

          (c) make available to the Portfolio's administrator, Northstar Administrators Corp. (the "Administrator"), the Adviser, and the Portfolio, promptly upon their request, such copies of its investment records and ledgers with respect to the Portfolio as may be required to assist the Adviser, the Administrator and the Portfolio in their compliance with applicable laws and regulations. The Subadviser will furnish the Trustees with such periodic and special reports regarding the Portfolio as they may reasonably request;

          (d) immediately notify the Adviser and the Portfolio in the event that the Subadviser or any of its affiliates: (i) becomes aware that it is subject to a statutory disqualification that prevents the Subadviser from serving as an investment adviser pursuant to this Subadvisory Agreement; or (ii) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Subadviser further agrees to notify the Portfolio and the Adviser immediately of any material fact known to the Subadviser respecting or relating to the Subadviser that is not contained in the Trust's Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect. The Portfolio, Adviser, Administrator, and their Affiliates shall likewise immediately notify the Subadviser if any of them becomes aware of any regulatory action of the type described in this subparagraph 2(d).

     3. ALLOCATION OF CHARGES AND EXPENSES. The Subadviser shall pay all expenses associated with the management of its business operations in performing its responsibilities hereunder, including the cost of its own overhead, research, compensation and expenses of its directors, officers and employees, and other internal operating costs; provided, however, that the Subadviser shall be entitled to reimbursement on a monthly basis by the Adviser of all reasonable out-of-pocket expenses properly incurred by it in connection with serving as subadviser to the Portfolio. For the avoidance of doubt, the Portfolio shall bear its own overhead and other internal operating costs (whether incurred directly or by the Adviser or the Subadviser) including, without limitation:

          (a) the costs incurred by the Portfolio in the preparation and printing of the Prospectus or any offering literature (including any form of advertisement or other solicitation materials calculated to lead to investors subscribing for shares);

          (b) all fees and expenses on behalf of the Portfolio to the Transfer Agent and the Custodian;
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          (c) the reasonable fees and expenses of accountants, auditors, lawyers and other professional advisors to the Portfolio;

          (d) any interest, fee or charge payable on or on account of any borrowing by the Portfolio;

          (e) fiscal and governmental charges and duties relating to the purchase, sale, issue or redemption of shares and increases in authorized share capital of the Portfolio;

          (f) the fees of any stock exchange or over-the-counter market on which shares of the Portfolio may from time to time be listed, quoted or dealt in and the expenses of obtaining any such listing, quotation or permission to deal;

          (g) the fees and expenses (if any) payable to Trustees;

          (h) brokerage, fiscal or governmental charges or duties in respect of or in connection with the acquisition, holding or disposal of any of the assets of the Portfolio or otherwise in connection with its business;

          (i) the expenses of publishing details and prices of shares of the Portfolio in newspapers and other publications;

          (j) all expenses incurred in the convening of meetings of shareholders or in the preparation of agreements or other documents relating to the Portfolio or in relation to the safe custody of the documents of title of any investments;

          (k) all Trustees communication costs; and

          (1) all premiums and costs for Portfolio insurance and blanket fidelity bonds.

     4.  COMPENSATION.   As  compensation  for  the  services  provided  by  the
Subadviser under this Agreement, the Adviser will pay the Subadviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to
0.20 of 1% of the Portfolio's average daily net assets. The "average daily net assets" of the Portfolio shall mean the average of the values placed on the Portfolio's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Portfolio lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Portfolio shall always be determined pursuant to the applicable provisions of the Trust's Declaration of Trust and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 4, the value of the net assets of the Portfolio as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Portfolio's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Portfolio has been so suspended for a period including any month end when the
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Subadviser's  compensation is payable pursuant to this Section, the Subadviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such month). If the Portfolio determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4.

     5. BOOKS AND RECORDS. The Subadviser agrees to maintain such books and records with respect to its services to the Portfolio as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by applicable laws or regulations. The Subadviser also agrees that records it maintains and preserves pursuant to Rules 31a-2 under the 1940 Act (excluding trade secrets or intellectual property rights) in connection with its services hereunder are the property of the Portfolio and will be surrendered promptly to the Portfolio upon its request and the Subadviser farther agrees that it will famish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Portfolio are being conducted in accordance with applicable laws and regulations.

     6. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Subadviser shall exercise its best judgment in rendering the services provided by it under this Subadvisory Agreement. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the holders of the Portfolio's shares or by the Adviser in connection with the matters to which this Subadvisory Agreement relates, provided that nothing in this Subadvisory Agreement shall be deemed to protect or purport to protect the Subadviser against liability to the Portfolio or to holders of the Portfolio's shares or to the Adviser to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadviser's reckless disregard of its obligations and duties under this Subadvisory Agreement. As used in this
Section 6, the term "Subadviser" shall include any officers, directors, employees or other affiliates of the Subadviser performing services for the Portfolio.

     7. SERVICES NOT EXCLUSIVE. The Advisor understands that the Subadviser now acts, will continue to act and may act in the future as investment advisor to fiduciary and other managed accounts and as investment advisor to other investment companies, and, except as may be separately agreed to from time to time between the Advisor and the Subadviser, the Trust has no objection to the Subadviser so acting, provided that whenever the Portfolio and one or more other accounts or investment companies advised by the Subadviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The Subadviser agrees to allocate similar opportunities to sell securities. The Advisor recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Portfolio. In addition, the Adviser understands that the persons employed by the Subadviser to assist in the performance of the Shareholder's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Subadviser or any affiliate of the Subadviser to engage in and devote time and attention to other business or to render services of whatever kind or nature.

     8. DURATION AND TERMINATION. This Subadvisory Agreement shall become effective as of the date of its execution and shall continue in effect for a period of two years from the date of execution. Thereafter, this Subadvisory Agreement shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this
Subadvisory  Agreement,  by vote  cast in person  at a  meeting  called  for the purpose of voting on such approval. Notwithstanding the foregoing, this Subadvisory Agreement may be terminated: (a) at any time without penalty by the Portfolio or the Adviser upon the vote of a majority of the Trustees or by vote of a majority of the Portfolio's outstanding voting securities, upon sixty (60) days written notice to the Subadviser, or (b) by the Subadviser without cause at any time without penalty, upon sixty (60) days written notice to the Trust or the Adviser. This Subadvisory Agreement will terminate automatically five business days after the Subadviser receives written notice of the termination of the Investment Advisory Agreement. This Subadvisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940
Act).

     9. AMENDMENTS. No provision of this Subadvisory Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties, and no material amendment of this Subadvisory Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Portfolio, and (ii) a majority of the Trustees of the Trust, including a majority of Trustees who are not interested persons of any party to this Subadvisory Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     10. INDEMNIFICATION. (a) The Adviser hereby agrees to indemnify the Subadviser and its affiliates from and against all liabilities, losses, expenses, reasonable attorneys' fees and costs (other than attorneys' fees and costs in relation to the preparation of this Agreement; each party bearing responsibility for its own such costs and fees) or damages (other than liabilities, losses, expenses, attorneys fees and costs or damages arising from the Subadviser failing to meet the standard of care required in Section 6 of this Subadvisory Agreement in the performance by the Subadviser of, or its failure to perform, the services required hereunder), arising from the Adviser's (its affiliates and their respective agents and employees) failure to perform its duties or assume its obligations hereunder, or from its wrongful actions or omissions, including, but not limited to, any claims for non-payment of advisory fees; claims asserted or threatened by any shareholder of the Portfolio, governmental or regulatory agency, or any other person; claims arising from any wrongful act by the Portfolio or any of the Portfolio's trustees, officers, employees, or representatives, or by the Adviser, its officers, employees or representatives, or from any actions by the Portfolio's distributors or any representative of the Portfolio; any action or claim against the Subadviser based on any alleged untrue statement or misstatement of material fact in any registration statement, prospectus, shareholder report or other information or
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materials covering shares filed or made public by the Portfolio or any amendment thereof or supplement thereto, or the failure or alleged failure to state therein a material fact required to be stated in order that the statements therein are not misleading, provided that such claim is not based upon information provided to the Adviser by the Subadviser or approved by the Subadviser in the manner provided in paragraph 12(b) of this Agreement, or which facts or information the Subadviser failed to provide or disclose. With respect to any claim for which the Subadviser shall be entitled to indemnity hereunder, the Adviser shall assume the reasonable expenses and costs (including any reasonable attorneys' fees and costs) of the Subadviser of investigating and/or defending any claim asserted or threatened by any party, subject always to the Adviser first receiving a written undertaking from the Subadviser to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination that the Subadviser was not entitled to indemnification hereunder in respect of such claim.

          (b) The Subadviser hereby agrees to indemnify the Adviser, its affiliates and the Portfolio from and against all liabilities, losses, expenses, reasonable attorneys' fees and costs (other than attorneys' fees and costs in relation to the preparation of this Agreement; each party bearing responsibility for its own such costs and fees) or damages (other than liabilities, losses, expenses, attorneys fees and costs or damages arising from the Adviser's failure to perform its responsibilities hereunder or claims arising from its acts or failure to act in performing this Agreement) arising from Subadviser's (its affiliates and their respective agents and employees) willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Subadviser's reckless disregard of its obligations and duties under this Subadvisory Agreement, or arising from failure to act in any action or claim against the Adviser based on any alleged untrue statement or misstatement of a material fact made or provided by or with the consent of Subadviser contained in any registration statement, prospectus, shareholder report or other information or materials relating to the Portfolio and shares issued by the Portfolio, or the failure or alleged failure to state a material fact therein required to be stated in order that the statements therein are not misleading, which fact should have been made or provided by the Subadviser to the Adviser. With respect to any claim for which the Adviser is entitled to indemnity hereunder, the Subadviser shall assume the reasonable expenses and costs (including any reasonable attorneys' fees and costs) of the Adviser of investigating and/or defending any claim asserted or threatened by any party, subject always to the Subadviser first receiving a written undertaking from the Adviser to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination that the Adviser was not entitled to indemnification hereunder in respect of such claim.

          (c) In the event that the Subadviser or Adviser is or becomes a party to any action or proceedings in respect of which indemnification may be sought hereunder, the party seeking indemnification shall promptly notify the other party thereof. After becoming notified of the same, the party from whom indemnification is sought shall be entitled to participate in any such action or proceeding and shall assume any payment for the full defense thereof with counsel reasonably satisfactory to the party seeking indemnification. After properly assuming the defense thereof, the party from whom indemnification is sought shall not be liable hereunder to the other party for any legal or other expenses subsequently incurred by such party in connection with the defense thereof, other than damages, if any, by way of judgment, settlement, or otherwise pursuant to this provision. The party from whom indemnification is
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sought shall not be liable  hereunder for any  settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld.

     11. INDEPENDENT CONTRACTOR. Subadviser shall for all purposes of this Agreement be deemed to be an independent contractor and, except as otherwise expressly provided herein, shall have no authority to act for, bind or represent the Portfolio in any way or otherwise be deemed to be an agent of the Portfolio. Likewise, the Portfolio, the Adviser and their respective affiliates, agents and employees shall not be deemed agents of the Subadviser and shall have not authority to bind Subadviser.

     12. USE OF NAME. (a) The Portfolio may, subject to sub-clause (b) below, use the name, "J.P. Morgan Investment Management Inc." or "J.P. Morgan" for promotional purposes only for so long as this Agreement (or any extension, renewal or amendment thereof) continues in force, unless the Subadviser shall specifically consent in writing to such continued use thereafter. Any permitted use by the Portfolio during the term hereof of the name of the Subadviser or J.P. Morgan shall in no way prevent the Subadviser or any of it shareholders or any of their successors, from using or permitting the use of such name (whether singly or in any combination with any other words) for, by or in connection with an entity or enterprise other than the Portfolio. The name and right to the name J.P. Morgan Investment Management Inc. or any derivation of the name J.P. Morgan shall at all times be owned and be the sole and exclusive property of J.P. Morgan and its affiliated entities. J.P. Morgan Investment Management Inc., by entering into this Agreement, is allowing the Portfolio to use the name J.P. Morgan Investment Management Inc. and/or J.P. Morgan solely by or on behalf of the Portfolio. At the conclusion of this Agreement or in the event of any termination of this Agreement or if the Subadviser's services are terminated for any reason, each of the authorized parties and their respective employees, representatives, affiliates, and associates agree that they shall immediately cease using the name J.P. Morgan Investment Management Inc. and/or J.P. Morgan of said name for any purpose whatsoever.

          (b) The Adviser and its affiliates shall not publish or distribute, and shall cause the Portfolio not to publish or distribute to Portfolio shareholders, prospective investors, sales agents or members of the public any disclosure document, offering literature (including any form of advertisement or other solicitation materials calculated to lead investors to subscribe for and purchase shares of the Fund) or other document referring by name to the Subadviser or any of its affiliates, unless the Subadviser shall have consented in writing to such references in the form and context in which they appear; provided however, that where the Portfolio timely seeks to obtain approval of disclosure contained in any documents required to be filed by the Portfolio, and such approval is not forthcoming on or before the date on which such documents are required by law to be filed, the Subadviser shall be deemed to have consented to such disclosure.

     13. MISCELLANEOUS.

          (a) This Subadvisory Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC
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thereunder.  In the  event  of any  litigation  in  which  the  Adviser  and the
Subadviser are adverse parties and there are no other parties to such litigation, such action shall be brought in the United States District Court for the State of New York, located in New York, New York.

          (b) The captions of this Subadvisory Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

     14. NOTICES. Any notice, instruction or other instrument required or permitted to be given hereunder may be delivered in person to the offices of the parties as set forth therein during normal business hours, or delivered or sent by prepaid registered mail, express mail or by facsimile to the parties at such offices or such other address as may be notified by either party from time to time. Such notice, instruction or other instrument shall be deemed to have been served, in the case of a registered letter at the expiration of seventy-two (72) hours after posting; in the case of express mail, within twenty-four (24) hours after dispatch; and in the case of facsimile, immediately on dispatch, and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery or transmission when normal business hours commence. Evidence that the notice, instruction or other instrument was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

     15. NON-SOLICITATION. Adviser, its affiliates and their respective agents (including brokers engaged in marketing and selling shares of the Fund), and each of their employees and affiliates agree not to knowingly solicit to invest, or accept or retain as investors, in the Portfolio any persons or entities who are clients of or investors in any portfolio or investment vehicle managed by any entity owned or affiliated with J.P. Morgan Investment Management Inc.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of April 30, 1999.


                                    Northstar Investment Management Corporation


                                    By: /s/ MARK L. LIPSON
                                        ----------------------------------------
                                        MARK L. LIPSON
                                        Chairman and CEO


                                    J.P. Morgan Investment Management Inc.


                                    By: /s/ DIANE J. MINARDI
                                        ----------------------------------------
                                        DIANE J. MINARDI
                                        Vice President